Exhibit 99.1

Termination-Release Agreement

Between

MacDermid Incorporated

of

245 Freight Street

Waterbury, CT.

and

Stephen Largan

of

Cherry Hills Village, CO 80113

This agreement, made and entered into as of December 22, 2006 is for the purpose of providing a binding agreement and understanding by and between MacDermid Incorporated (hereinafter MacDermid) and Stephen Largan (hereinafter “Former Employee”).

Witnesseth that:

Whereas; Former Employee’s employment with MacDermid, has terminated;

Whereas both parties hereto desire to make the proposed transition as amiable and trouble-free as possible;

Now, therefore, in consideration of the premises and mutual covenants of the parties, it is agreed as follows:

Article I (Definitions)

a.                                       Affiliate or MacDermid Affiliate shall refer to any organization in which MacDermid now or later holds at least a 50% ownership share and any qualified or unqualified benefit plans that are related to MacDermid or subsidiaries of MacDermid.

Article II (Resignation from Employment/Release)

a.                                       Former Employee’s employment with MacDermid terminated as of December 31, 2006.

b.                                      Former Employee hereby releases, remises and forever discharges MacDermid and all of its respective parent corporations, subsidiaries, Affiliates, predecessors and successors in interest, agents, employees, owners, partners, officers, directors, members and shareholders from any and all suits, claims, costs, demands, attorney’s fees, damages, back pay, front pay, interest, special damages, general damages, worker’s compensation claims, punitive damages, liabilities, actions, administrative proceedings, expenses, accidents, injuries and any other cause of action in law or equity that Former Employee has or may have or might in any manner acquire which arise out of, relate to, or is in connection with his/her employment with, relationship with or business dealings with MacDermid or any MacDermid Affiliates or employees thereof, or the termination of that employment, relationship or dealings, or any other act, occurrence or omission, known or unknown, which occurred or failed to occur on or before the date this Agreement is executed.  IT IS UNDERSTOOD AND AGREED THAT THIS IS A FULL AND FINAL RELEASE OF ALL CLAIMS OF EVERY NATURE AND KIND WHATSOEVER AND RELEASES CLAIMS THAT ARE KNOWN AND UNKNOWN.  Former Employee agrees that the foregoing release, releases and discharges any benefit the Former Employee may have has under the MacDermid Supplemental Executive Retirement Plan.

Former Employee expressly waives protection of any legal provision, law, statute or regulation, which provides generally:  A general release does not extend to claims which the releasor does not know or suspect to exist in his/her favor at the time of executing a release, which if known by him/her would have materially affected the settlement.

This release includes, without limitation, a release for any claim of discrimination specifically including, without limitation, discrimination based upon age, gender, race, national origin, religion and disability.  Former Employee further acknowledges that the execution of this Agreement reflects Former Employee’s individual analysis and determination that the execution of this Agreement is in his/her best interest.

Former Employee agrees that neither he/she nor anyone acting on his/her behalf or through him/her will file a lawsuit or other action asserting any claims that are released in this Agreement.

MacDermid confirms that it is not currently aware of any cause of action that exists against the Former Employee.  MacDermid is not currently aware of any inventions created by Former Employee.  This release will not release any obligation that MacDermid has to indemnify the Former Employee pursuant to the terms of the by-laws of MacDermid as of the date hereof or under applicable Connecticut law. The Former Employee shall be treated in the same fashion as a current officer of MacDermid for purposes of determining the availability of indemnification for actions or inactions while Former Employee was an officer.

Former Employee hereby confirms and warrants that he is not aware of any wrong-doing by MacDermid or its employees.

Article III (Payments)

As consideration for the agreements and covenants made herein, the releases given, the actions taken or contemplated to be taken, or to be refrained from, the parties agree to the following:

a.                                       Former Employee shall be paid a severance payment of $1,340,000.00, less applicable taxes.

The payment above will be made to Former Employee within 8 days of MacDermid’s receipt of this Agreement properly executed.  Such payments shall be less appropriate taxes and withholdings.

b.                                      If MacDermid undergoes a Change of Control (as defined below) within six (6) months (time of the essence) after the date hereof or as a result of the merger agreement signed on December 15, 2006 or any modified or successor merger agreement between MacDermid and Dan Leever, MacDermid will make a supplemental payment to the Former Employee of $549,000.00, less applicable taxes.  The foregoing supplemental payment, if required, will be made within 15 days after the Change of Control transaction closing.

As used herein Change of Control means:

(i)                       acquisition by any person or group, except for an employee benefit plan sponsored by MacDermid, of beneficial ownership of 50% or more of the Company’s voting securities; or

(ii)                    sale of all or substantially all of the assets of MacDermid.

c.                                       Former Employee will earn PTO time through their final day of employment, as per our PTO policy.  PTO will be paid promptly after signing.  The amount for any PTO is included in the severance payment noted in (a) above.

d.                                      Former Employee may continue medical and dental benefits up to 18 consecutive months from the date of last actual employment under COBRA.  Medical and dental rates will remain at the employee rate for three (3) months from the date hereof.  Thereafter the rates will be at the full COBRA rate.

e.                                       Group life insurance can be converted to individual life insurance within 30 days of last day of actual employment.

f.                                         Former Employee understands that the payments and benefits listed above are all that Former Employee is entitled to receive from MacDermid.  Former Employee will receive no further wage, vacation, severance, insurance or other benefits from MacDermid except for his normal compensation for the period ended 31 December 2006.  Former Employee agrees that the payments and benefits above are more than MacDermid is required to pay under its normal policies, procedures and plans.

Article IV (Miscellaneous)

a.                                       Former Employee shall immediately return all company property in his possession or control including any company car, if any, which is currently in the possession of the Former Employee.  Former Employee may keep his lap-top computer for thirty (30) days from the date hereof, however, all MacDermid information must be copied to a disk which is returned to MacDermid and then deleted from the memory of the lap-top within one (1) week of the date of termination of employment.

b.                                      Former Employee acknowledges that all confidentiality, non-compete, and other similar obligations to MacDermid remain in full effect, unaltered by this Agreement.  The Employee Agreement remains in full force and effect.

c.                                       Nothing contained in this Agreement will affect any vested 401k benefit or pension benefit solely under the MacDermid Employees Pension Plan that Former Employee now has, if any.  Former Employee shall NOT be entitled to any benefit under the MacDermid Supplemental Executive Retirement Plan.

d.                                      Former Employee agrees that for twenty four (24) months from the date of this Agreement, he will not, on his own account or as an employee, consultant or otherwise, engage in any business competitive with MacDermid’s business. The foregoing sentence will not be interpreted to prevent the Former Employee from working for a company that has a subsidiary or division that competes with MacDermid’s business provided that Former Employee does NOT provide ANY services to any business, subsidiary or division that is competitive with MacDermid’s business. Former Employee also agrees that for the twenty four (24) months after the termination of my employment Former Employee will not induce or attempt to induce any individual or entity which is then or has within the preceding twenty four (24) month period been a customer or supplier of the MacDermid to reduce such customer’s or supplier’s purchases from or sale to MacDermid, by direct advertising or solicitation, or otherwise alter such customer’s or supplier’s contractual or other relationship with the MacDermid, or solicit any of the MacDermid’s employees to leave the employ of the MacDermid.  As Former Employee’s obligations under this Agreement are special, unique, and extraordinary, breach by him of any term or provision of this Agreement shall be deemed material, and shall be deemed to cause irreparable injury not properly compensable by damages in an action at law, and the rights and remedies of the MacDermid hereunder may therefore be enforced both at law and in equity, by injunction or otherwise.

e.                                       Both Parties agree that they will not, for twenty four (24) months from the date hereof, knowingly say anything, or take any position that could reasonably be expected to be disparaging of the other Party (including its products and employees).

f.                                         Except as otherwise specifically provided in this Agreement, all agreements between Former Employee and MacDermid are hereby terminated and rendered void.  The Former Employee hereby agrees that the following option grants are hereby canceled and void:

Stephen	Largan	Corporate-US	2/1/1999	40,000	40,000
Stephen	Largan	Corporate-US	2/24/2003	50,000	50,000
Stephen	Largan	Corporate-US	2/19/2004	42,000	42,000
Stephen	Largan	Corporate-US	2/25/2005	50,000	50,000
Stephen	Largan	Corporate-US	2/17/2006	19,616	19,616

Former Employee has exercised the following vested option tranches by December 31, 2006:

Stephen	Largan	Corporate-US	5/11/2000	10,000	10,000
Stephen	Largan	Corporate-US	7/25/2001	31,000	62,000
Stephen	Largan	Corporate-US	2/26/2002	30,000	15,000

Restrictions on share certificates MCD 0733 and MCD 0805 shall lapse as of the effective date of this Agreement.

g.                                      Former Employee to pay all taxes (attributable to Former Employee) relating to or arising out of any payment made or consideration provided pursuant to this Agreement.

h.                                      Former Employee acknowledges that he has been given a reasonable period of time of at least twenty-one (21) days to review and consider this Agreement before signing it.  Former Employee is encouraged to consult with his or her attorney prior to signing this Agreement.  The Former Employee may rescind this Agreement by written notice to MacDermid, accompanied by repayment of any consideration paid, received by MacDermid, within seven (7) days of the Former Employee’s execution of this Agreement.  Time is of the essence.  If not rescinded within the foregoing seven (7) day period this Agreement shall be irrevocable and final.

Article V (General Provisions)

a.                                       Entire Agreement - This Agreement is intended as a final expression of the agreement between MacDermid and Former Employee and as a complete and exclusive statement of the terms and provisions thereof.  This Agreement supersedes any prior agreements between the parties unless otherwise noted herein.  No course of prior dealings shall be relevant.  No representations, understandings or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein.  This Agreement can only be modified in writing signed by both parties hereto.  The parties expressly represent and warrant that this Agreement was executed solely upon the written content of this Agreement and is not based upon any promise, representation or statement which is not stated in this Agreement.

b.                                      Invalid Clauses - It is understood and agreed that if any terms or provisions of this Agreement shall contravene or be invalid under the laws of the United States, such contravention or invalidity shall not invalidate the whole Agreement, but it shall be construed and enforced as to most nearly give effect to the intentions of the parties as expressed herein as possible.

c.                                       Enforcement - The failure of any party to insist on any one or more instances upon strict performance of any term or provision of this Agreement shall not be construed as a waiver or relinquishment of the terms, provisions, covenants and conditions herein contained, but the same shall continue and remain in full force and effect.

d.                                      Choice of Law and Jurisdiction - All disputes, differences, or questions arising out of this Agreement or as to the rights and liabilities of the parties hereto or as to the construction or interpretation hereof shall be governed by and interpreted in accordance with the internal laws of the State of Connecticut and the parties hereby submit to the jurisdiction of the Federal and State Courts located within the State of Connecticut and agree that any action brought concerning enforcement of this Agreement or subjects contained herein shall be brought only in courts located in the State of Connecticut, if brought by Former Employee and only in the courts located in Colorado if brought by MacDermid.  The prevailing party shall be entitled to an award of reasonable attorney fees.

e.                                       Complete Defense - Former Employee agrees and acknowledges that this Agreement and its releases can be pleaded as a full and complete defense and can be used for the basis of an injunction against any action or any other proceeding which may subsequently be instituted, prosecuted or attempted by Former Employee, which is based upon any matter related to Former Employee’s employment with, relationship with, or business dealings with MacDermid or any MacDermid affiliate or employees thereof or the termination of that employment, relationship or dealings, or which is based in whole or in part upon any matter covered, related to or referred to in this Agreement.  A breach of this Agreement shall not void the releases provided for herein.

In witness whereof MacDermid and Former Employee have caused this Agreement to be made and executed as of the days and dates indicated below:

MacDermid Incorporated		Stephen Largan

By:	/s/ John Cordani	/s/ Stephen Largan

Date:	December 22, 2006	Date:	December 22, 2006